Exhibit 99.1

MAX RE CAPITAL LTD. TO PRESENT AT THE CITIGROUP SMALL & MID-CAP CONFERENCE ON TUESDAY, MARCH 13,
2007

HAMILTON, BERMUDA, March 1, 2007 – Max Re Capital Ltd. (NASDAQ: MXRE; BSX: MXRE BH) today announced that Keith S. Hynes, the Company’s Executive Vice President and Chief Financial Officer, and N. James Tees, Max Re’s Executive Vice President and Chief Risk Officer, will present a strategic, operational and financial overview of the Company at the Citigroup Small & Mid-Cap Conference in a session scheduled to begin at 2:25 p.m. local time on Tuesday, March 13, 2007, at the Four Seasons at Mandalay Bay, Las Vegas, Nevada.

The presentation will be webcast and a link to the presentation may be found in the Investor Relations section of the Max Re web site at www.maxre.bm.

Max Re Capital Ltd., through its principal operating subsidiaries, Max Re Ltd., Max Insurance Europe Limited and Max Re Europe Limited, provides insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This release may include statements about future expectations, plans and prospects of the Company that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements, including the risk that the SEC’s view of the conclusions reached by the Audit and Risk Management Committee of the Company’s Board of Directors in connection with the internal review of three finite risk retrocessional contracts written in 2001 and 2003, which caused the Company to restate its audited financial statements for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 and unaudited financial statements for the periods ended March 31, 2006 and June 30, 2006, may differ, perhaps materially, and result in material changes to information contained in the Company’s past SEC filings, including financial statements and financial information. For further information regarding cautionary statements and factors affecting future results, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and other documents filed by the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

Contacts

N. James Tees	Roy Winnick

Executive Vice President	Kekst and Company

jimt@maxre.bm	roy-winnick@kekst.com

1-441-296-8800	1-212-521-4842